As filed with the Securities and Exchange Commission on December 7, 2018

Registration No. 333-181443	Registration No. 333-183204
Registration No. 333-204309	Registration No. 333-215399

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-181443)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-183204)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-204309)
Post-Effective Amendment No. 1 to Form S-3 (Registration No. 333-215399)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CDTI ADVANCED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation or organization)	06-1393453 (I.R.S. Employer Identification No.)

1700 Fiske Place

Oxnard, California 93033

(805) 639-9458

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Beale

Chief Executive Officer

CDTi Advanced Materials, Inc.

1700 Fiske Place

Oxnard, California 93033

(805) 639-9458

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

John J. McIlvery, Esq.

Stubbs Alderton & Markiles, LLP

15260 Ventura Boulevard, 20th Floor

Sherman Oaks, California 91403

(818) 444-4500

Approximate date of commencement of proposed sale to the public: This post-effective amendment withdraws from registration all securities of CDTi Advanced Materials, Inc. that remain unsold under Registration Statement Nos. 333-181443, 333-183204, 333-204309 and 333-215399.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

CDTi Advanced Materials, Inc., or the Company, hereby amends the following Registration Statements on Form S-3 to withdraw from registration any and all securities of the Company registered thereunder which have not been sold pursuant to such Registration Statements:

1.                 Registration Statement on Form S-3 (Registration No.  333-181443) filed on May 15, 2012;

2.                 Registration Statement on Form S-3 (Registration No.  333-183204) filed on August 9, 2012;

3.                 Registration Statement on Form S-3 (Registration No.  333-204309) filed on May 19, 2015; and

4.                 Registration Statement on Form S-3 (Registration No.  333-215399) filed on January 3, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on December 7, 2018.

CDTI ADVANCED MATERIALS, INC.

By:	/s/ Matthew Beale
Matthew Beale
Chief Executive Officer

Note:  No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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